EXHIBIT 10.14
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                               EXTENSION AGREEMENT
                               -------------------

         This Extension Agreement dated January 26, 2007, is made and entered into by and among Thomas Pharmaceuticals Ltd. (the "Company"), Thomas Pharmaceutical Acquisition Corp. (the "Purchaser") and iVoice, Inc. (the "Seller"). The Purchaser, the Company and the Seller are sometimes individually referred to as a party and collectively as the "Parties."

         WHEREAS, the Parties entered into a Stock Purchase Agreement dated August 7, 2006 (the "Agreement");

         WHEREAS, pursuant to said Agreement because a Closing of the Agreement did not occur prior to October 31, 2006, the Seller is permitted to terminate the right of Purchaser to effectuate a Closing of the Agreement pursuant to
Article X Section 10.1 thereof;

         WHEREAS, the Purchaser is seeking to obtain financing in order to enable Purchaser to consummate the purchase transaction provided for in the Agreement (the "Financing");

         WHEREAS, the Purchaser is also seeking to obtain interim funds amounting to $200,000 ("Bridge Financing") for operations of the Company pending completion of the Financing through the issuance of convertible debentures of the Purchaser exchangeable for securities of the Company and/or the Purchaser (the "Purchaser Convertible Debenture") under certain conditions provided for herein;

         WHEREAS, the holder(s) of the Purchaser Convertible Debenture(s) intend to deposit funds into an account of the Purchaser and disburse the same as provided hereinafter, as a loan to the Company which loan is represented by a note ("Note") executed by the Company which is exchangeable for securities of the Company as provided below;

         WHEREAS, the Parties have agreed to extend the date within which the Purchaser may purchase the Securities upon the terms and conditions set forth herein and in the Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound, each Party hereby agrees as follows:

          1. Each of the terms, conditions and provisions of the Agreement, including the capitalized definitions included therein, are incorporated herein by reference, and shall have full force and effect except as provided or modified by the terms of this Extension Agreement.

          2. The Expiration Date provided for in Article X Section 10.1(d) is and shall be extended to and through the date on which the Securities and Exchange Commission declares effective a Registration Statement for the distribution of common stock of the Company to the shareholders of the Seller (the "Spin-off"), and the Purchaser shall have the right to purchase the Securities through such Expiration Date as extended in this Extension Agreement.

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          3.   Notwithstanding the extension of the Expiration Date, the
               provisions of Article X Section 10.2 of the Agreement shall remain in full force and effect as if no extension of the Expiration Date has transpired.

          4. The proceeds of the Purchaser Convertible Debenture(s) shall be disbursed as follows: (i) Twenty Thousand Dollars ($20,000) to Dewey Devlin & King, LLC, (ii) Twenty Thousand Dollars ($20,000) to Snow Becker Krauss P.C. for its own account and (iii) One Hundred Sixty Thousand Dollars ($160,000) to the Company in exchange for a Note payable to the Purchaser of the same sum executed by the Company. Such funds shall be disbursed in accordance with the budget attached as Exhibit A. The parties hereto agree to exercise good faith to expend such funds expeditiously in accordance with such budget.

          5. The One Hundred Sixty Thousand Dollars ($160,000) paid to the Company in exchange for the Note shall be held in the accounts of the Company and shall only be drawn upon by instruments signed by a signatory authorized in writing by the Board of Directors of TPL and by Farris M. Thomas, Jr.

          6. In the event that the Purchaser fails to consummate the purchase of the Securities prior to the Expiration Date, the holders of the Purchaser Convertible Debenture(s) shall have the right to convert the Purchaser Convertible Debenture(s) into securities of the Company equal in kind, number and price as have been issued to the Seller, pari passu, including any dilutive issuance thereafter, except that with respect to any lien over the assets of the Company held by the Seller, the lien of the holder of the secured Purchaser Convertible Debenture shall be equal in all respects except shall be subordinate to the lien of the Seller.

          7. Purchaser covenants that it will not incur any liability for any reason whatsoever unless at the time thereof there is a balance of funds in its accounts to fully cover payment therefor.

          8. The Parties hereby confirm that the President of the Company has no authority to enter any obligations which bind the Company without the express written approval of the Board of Directors of the Company.

          9. The Parties hereby consent to (i) the sale and issuance by the Company and the purchase by the Seller of an additional $25,000 10% Secured Convertible Debenture (the "Additional Debenture") with similar terms to the previous $360,000 10% Securied Convertible Debenture issued January 6, 2006, the $100,000 of Administrative Service Convertible Debentures issued January 6, 2006, and the $225,000 Secured Convertible Debentures issued April 27, 2006. The proceeds from the Additional Debenture shall be used to fund the cost of legal fees incurred by the Company to register the shares to be distributed in the Spin-off. The Additional Debenture is hereby added to the definition of Securities appearing in the Recitals of the Agreement and the sum "$1,235,100" appearing in Article III Section 3.1 of the Agreement is hereby replaced with the sum "$1,260,100".

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          10.  The Parties hereby reconfirm the effectiveness of Article VII
               Section 7.7 of the Agreement as of the date hereof and acknowledge that the Note holder shall be required to enter into a similar release naming the investor as a Releasor and Releasee.


                                       Thomas Pharmaceuticals Ltd.


                                       By:  ____________________________


                                       Name:____________________________


                                       Title:___________________________

                                       Thomas Pharmaceutical Acquisition Corp.


                                       By:  ____________________________


                                       Name:____________________________


                                       Title:___________________________

                                       iVoice, Inc.


                                       By:  ____________________________
                                                Jerome Mahoney,
                                                President and
                                                Chief Executive Officer




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